Exhibit 10.15

January 3, 2008

Better Bio Diesel

Re: Better Biodiesel

Dear Director:

This will confirm our understanding that the Company has agreed to retain the services of Focus Earth, Inc (FE) to render services to the Company as an advisor of the business. Proposed services are outlined below.

•	Develop and refer media placement strategy;
•	Upon the companies direction Facilitate strategic relationships;
•	Advise on strategic partners;
•	Assist Media Placement In the Social Responsible Sector;
•	Consult and help Build Website for Geo Algae

FE shall have the non-exclusive right for a period of 12 months from the commencement of this agreement, January 15, 2008, to accomplish the objectives.

For the services provided FE will receive 3,000,000 Rule 144 shares of Better Biodiesel, due upon signing. These shares are immediately earned, non-pro ratable, non-retainable and non-cancelable.

As used in this letter the term “Introduced” shall mean with respect to any party as used herein shall include FE sending a copy of the Company’s offering document, executive summary or letter of introduction to such source.

The Company agrees to indemnify and hold harmless FE from and against any and all losses, claims, damages, liabilities, judgments, charges and expenses (including all legal or other expenses reasonably incurred by FE) in connection with investigating or defending against or providing evidence in any litigation, whether commenced or threatened, in connection with any claim, action or proceeding whether or not resulting in any liability, to which FE may become subject under any other statute, at common law or otherwise, caused by, or arising out any neglect act or omission or willful misconduct of the Company, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability resulted from FE's negligence. FE shall be entitled to employ counsel separate from the Company and from any other part in such action at FE’s expense. If the Company or its officers, directors, shareholders or affiliates suffer or incur any loss, claim, damage, liability, judgment, charge or expense resulting from any liability caused by or arising out of any negligence or omission or willful misconduct of FE. The Company and any such persons have the same rights of indemnification from and being held harmless by FE as are given by the Company to FE hereunder.

The common stock shares are “restricted securities” under the Federal Securities Act of 1933 (the “1933 Act”), then Client shall (a) comply at all times with Rule 144 of the 1933 Act (“Rule 144”) and (b) register all of the Contract Shares with the U.S. Securities & Exchange Commission (“SEC”) and any other applicable governmental agency or authority during Client’s next immediate registration of any type or class of stock, subject to the right, however, of the Client and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions or legal considerations, pursuant to Rule 415 of the Securities Act, which may limit the total number of shares included in a single registration to 30% of the then issued and outstanding common stock of the Client.

If the common stock shares are “restricted securities” under the 1933 Act, then on the expiration of any applicable “holding period” under Rule 144 (if any), the Contract Shares shall be freely alienable and transferable by Consultant at any time without any restrictions, except as Rule 144 might impose restrictions.

This agreement constitutes the entire agreement between us, and it may not be modified except in writing signed by all parties hereto. This agreement shall be governed by and construed in accordance with the laws of California. Any dispute arising from the interpretation, validity or performance of this agreement or any of its terms and provisions shall be submitted to binding arbitration before the California litigation authorities. Should action be brought to enforce this agreement, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorney's fees.

TIME IS OF THE ESSENCE.

AGREED:

FOCUS EARTH, INC                                                                            BETTER BIODIESEL

By:__________________________                                              By:_______________________________

President & Chief Executive Officer                                                  Officer